UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2019, C-Bond Systems, Inc. (the “Company” or “C-Bond”) entered into an equity financing with an accredited investor (the “Investor”) for up to $800,000. On October 15, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the Investor, whereby the Investor purchased ninety-six thousand (96,000) shares of Series A Convertible Preferred Stock with a Stated Value of $1.00 (the “Stated Value”) of the Company (the “Series A Convertible Preferred Stock”), for a purchase price of $80,000 (the “Purchase Price”). The transaction closed on October 21, 2019, and the Company received net proceeds of $80,000 less transaction expenses.

The Certificate of Designations, Preferences, Rights, and Limitations of Series A Convertible Preferred Stock (“Certificate of Designations”) provides that the Series A Convertible Preferred Stock shall have no right to vote on any matters on which the common shareholders are permitted to vote. The Series A Convertible Preferred Stock ranks senior with respect to dividends and right of liquidation to the Company’s common stock, par value 0.001 per share (“Common Stock”), and junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company.

The SPA contains customary representations, warranties, including that the Company has filed all reports and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Certificate of Designations also provides for certain events of default, including, among other things, failure to redeem, breaches of representations and warranties, bankruptcy or insolvency proceedings, and failure to comply with the 1934 Act.

On October 17, 2019, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with an accredited investor (“Investor II”) whereby Investor II agreed to purchase 2,000,000 unregistered shares (the “Investor Shares”) of the Company’s Common Stock for $100,000, or $0.05 per share (the “Subscription Amount”). On October 21, 2019, the Company received the Subscription Amount. The Investor Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. The Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act) at the time of the Subscription Agreement.

The discussion herein regarding the SPA, Series A Convertible Preferred Stock, and Subscription Agreement is qualified in its entirety by reference to the SPA, Certificate of Designations, and Subscription Agreement attached hereto as Exhibits 10.1, 3.1, and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 herein is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided under Item 1.01 herein is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entity and the Company; and (f) the recipient of the securities is an accredited investor.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2019, the Company filed an Amendment to its Articles of Incorporation (the “Articles”) to designate a series of preferred stock, the Series A Convertible Preferred Stock, with the Secretary of State of the State of Colorado.

The Certificate of Designations established 800,000 shares of the Series A Preferred Stock, par value $0.10, having such designations, preferences, and rights as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Articles of Incorporation and Amended and Restated Bylaws. The Certificate of Designations became effective with the State of Colorado upon filing.

A copy of the Certificate of Designations is attached as Exhibit 3.1 to this Current Report on Form 8-K. The description of certain terms of the Certificate of Designations set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Certificate of Designations. The information provided under Item 1.01 herein is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement, dated October 15, 2019, between C-Bond Systems, Inc., and Investor
10.2	Form of Subscription Agreement, dated October 17, 2019, between C-Bond Systems, Inc., and Investor II

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: October 21, 2019	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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